Exhibit 1.1

Kimco Realty Corporation

(a Maryland corporation)

EQUITY SALES AGREEMENT

August 17, 2021

BofA Securities, Inc.

Barclays Capital Inc.

BMO Capital Markets Corp.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

BTIG, LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Jefferies LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Regions Securities LLC

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

Truist Securities, Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

As Agents

Bank of America, N.A

Barclays Bank PLC

Bank of Montreal

BNP Paribas

The Bank of New York Mellon

Citibank N.A.

Credit Suisse Capital LLC

Deutsche Bank AG, London Branch

Jefferies LLC

JPMorgan Chase Bank, National Association

Mizuho Markets Americas LLC

Morgan Stanley & Co. LLC

Royal Bank of Canada

The Bank of Nova Scotia

The Toronto-Dominion Bank

Truist Bank

UBS AG London Branch

Wells Fargo Bank, National Association

As Forward Purchasers

c/o         BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Kimco Realty Corporation, a Maryland corporation (the “Company”), confirms its agreement with each of: BofA Securities, Inc., Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BTIG, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (each in its capacity as agent for the Company and/or principal, an “Agent,” and together the “Agents,” and each in its capacity as agent for the related Forward Purchaser (as defined below), a “Forward Seller,” and together the “Forward Sellers”) and Bank of America, N.A, Barclays Bank PLC, Bank of Montreal, BNP Paribas, The Bank of New York Mellon, Citibank N.A., Credit Suisse Capital LLC, Deutsche Bank AG, London Branch, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank, UBS AG London Branch and Wells Fargo Bank, National Association (each, a “Forward Purchaser,” and together the “Forward Purchasers”).

For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Forward Seller, then such Forward Seller shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares.

The Company may, subject to the terms and conditions stated herein, (i) issue, offer and sell from time to time to or through the Agents, severally and not jointly, shares of the Company’s common stock, $0.01 par value (the “Common Stock”) and (ii) instruct the applicable Forward Sellers, severally and not jointly, from time to time to offer and sell shares of Common Stock, on the terms and subject to the conditions set forth in this Agreement; provided that the aggregate gross sales price sold pursuant to clauses (i) and (ii) above shall not exceed $500,000,000 (such shares of Common Stock issued, offered and sold hereunder, the “Shares”). The Company agrees that whenever it determines to sell Shares directly to an Agent as principal, it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement, and any applicable Terms Agreement, and references herein to “Agents” party to any Terms Agreement mean the Agent or Agents, as the case may be, party thereto, mutatis mutandis.

The Company may also enter into one or more forward stock purchase transactions with any of the Forward Purchasers as set forth in one or more separate letter agreements, each in substantially the form attached as Annex II hereto and with such changes therein as the parties thereto may agree (each, a “Confirmation” and, collectively, the “Confirmations”). Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation and in this Agreement, deliver and sell to the applicable Forward Purchaser or an Affiliate (as defined in section 6(a) hereof) thereof (including the Forward Seller affiliated with such Forward Purchaser) up to the maximum number of shares of Common Stock as may be sold in accordance with this Agreement. It is further contemplated that the applicable Forward Purchaser or an Affiliate thereof will attempt to borrow and then offer, through the related Forward Seller, the applicable Shares for sale on the terms and subject to the conditions set forth in this Agreement.

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The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-258872), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the Registration Statement without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the new effective date of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act , is referred to herein as the “Base Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(o) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement.” The Base Prospectus, as amended by the Prospectus Supplement, in the forms the Base Prospectus and the Prospectus Supplement are first furnished to any Agent or any Forward Seller for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agent or the applicable Forward Seller, as the case may be.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(o) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents, the Forward Sellers or the Forward Purchasers or, in the case of a specific offer and sale of Shares, the applicable Agent(s) or the applicable Forward Seller(s) and Forward Purchaser(s) pursuant to Section 3(m) hereof that is furnished to the Agents, the Forward Sellers or the Forward Purchasers, as applicable, for general distribution to investors, as evidenced by communications between the applicable parties.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

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Section 1.     Representations and Warranties, The Company represents and warrants to each Agent, each Forward Seller and each Forward Purchaser at the date of this Agreement, each Representation Date (as defined in Section 3(p) hereof) on which a certificate is required to be delivered pursuant to Section 3(p), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof), and each Trade Date (as defined in each Confirmation, if any) and agrees with each Agent, each Forward Seller and each Forward Purchaser, as follows:

(i)    Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents and the Forward Sellers pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date or any Trade Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)    Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this Agreement, any Confirmation and any Terms Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(v)    Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement, any Confirmation and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)    Independent Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the 1933 Act and the 1933 Act Regulations. Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the 1933 Act and the 1933 Act Regulations..

(vii)    Financial Statements. The historical financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as may otherwise be stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the financial statement schedules and other financial information and data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information required to be stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(viii)    Non-GAAP Financial Measures. The historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, if any, present fairly the revenue and those operating expenses included in such summaries for the periods specified in conformity with generally accepted accounting principles; the pro forma financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, if any, present fairly the pro forma financial position of the Company and its consolidated subsidiaries as at the dates indicated and the pro forma results of their operations for the periods specified; and the pro forma financial statements, if any, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements; other than as set forth therein, the Company is not required to include any financial statements pursuant to Rule 3‑05 or Rule 3‑14 or pro forma financial statements in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations; and all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non‑GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S‑K of the 1933 Act Regulations, to the extent applicable.

(ix)    No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as may otherwise be stated in the Registration Statement, the General Disclosure Package and the Prospectus or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions or acquisitions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock, or dividends declared, paid or made in accordance with the terms of any series of shares of preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its other capital stock.

(x)    Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation under the laws of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, any Confirmation and any Terms Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(xi)    Good Standing of Subsidiaries. Each significant subsidiary (as defined in Rule 1‑02 of Regulation S‑X promulgated under the 1933 Act) of the Company (each, a “Significant Subsidiary”) has been duly incorporated or organized and is validly existing as a corporation, limited partnership, limited liability company or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited partnership, limited liability company or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding shares of capital stock, partnership interests, limited liability company interests or other equity interests of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or any of its subsidiaries and referred to in the General Disclosure Package and the Prospectus.

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(xii)    Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the General Disclosure Package under “Description of Common Stock” and “Description of Preferred Stock” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to any Confirmation, pursuant to any reservations, agreements, employee benefit plans, dividend reinvestment plans or employee and director stock option plans in each case referred to in the Prospectus and the General Disclosure Package or the exercise of convertible securities referred to in the Prospectus and the General Disclosure Package); and the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non‑assessable and is not subject to preemptive or other similar rights.

(xiii)    Listing of Common Stock. The Common Stock has been registered pursuant to Section 12(b) of the 1934 Act. The Shares and the shares of Common Stock to be issued, sold and/or delivered pursuant to any Confirmation (the “Confirmation Shares”) have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”). The Company has neither taken an action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock (including the Shares and the Confirmation Shares) on the NYSE, nor received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(xiv)    Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv)    Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter or bylaws or equivalent organizational documents, as applicable or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of clause (A) (solely as it relates to subsidiaries of the Company that are not Significant Subsidiaries) and in the case of clause (B), for any such violation or default that would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, any Confirmation, and any Terms Agreement and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Shares and any Confirmation Shares by the Company and the use of the proceeds from the sale of the Shares and any Confirmation Shares as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, administrative regulation or administrative or court order or decree.

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(xvi)    REIT Qualification. The Company has operated and intends to continue to operate in such a manner as to qualify to be taxed as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), for the taxable year in which sales of the Shares or the Confirmation Shares pursuant to this Agreement are to occur.

(xvii)    Investment Company Act. Neither the Company nor any of its subsidiaries is, and immediately after giving effect to the issuance, sale and/or delivery of Shares and Confirmation Shares in accordance with this Agreement, any Confirmation or any Terms Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” neither the Company nor any of its subsidiaries will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(xviii)    Absence of Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or which could materially and adversely affect the consummation of this Agreement, any Confirmation or any Terms Agreement or the transactions contemplated herein or therein; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(xix)    Possession of Intellectual Property. Neither the Company nor any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by it, other than those the failure to possess or own would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(xx)    Absence of Further Requirements. No authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or real estate syndication laws.

(xxi)    Possession of Licenses and Permits. The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those the failure to possess or own would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit except any certificate, authority or permit, the loss of which, singly or in the aggregate, would not reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

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(xxii)    Authorization of this Agreement. The Company has full corporate power and authority to enter into this Agreement and the applicable Terms Agreement, if any, and this Agreement has been, and as of each Representation Date, such Terms Agreement will have been, duly authorized, executed and delivered by the Company.

(xxiii)    Title to Property. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise: (i) all properties and assets described in the Registration Statement, the General Disclosure Package or the Prospectus are owned with good and marketable title by the Company, its subsidiaries and/or a joint venture or partnership in which any such party is a participant (a “Related Entity”); (ii) all of the leases under which any of the Company, its subsidiaries or, to the knowledge of the Company, Related Entities holds or uses real properties or assets as a lessee are in full force and effect, and neither the Company, nor any of its subsidiaries or, to the knowledge of the Company, Related Entities is in material default in respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such party’s rights as lessee under any of such leases, or affecting or questioning any such party’s right to the continued possession or use of the leased property or assets under any such leases; (iii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of any of the Company, its subsidiaries or Related Entities which are required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus are disclosed therein; (iv) neither the Company, nor any of its subsidiaries or, to the knowledge of the Company, Related Entities nor any lessee of any portion of any such party’s properties is in default under any of the leases pursuant to which any of the Company, its subsidiaries or, to the knowledge of the Company, Related Entities leases its properties and neither the Company, nor any of its subsidiaries or Related Entities knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (v) no tenant under any of the leases pursuant to which any of the Company, or its subsidiaries or, to the knowledge of the Company, Related Entities leases its properties has an option or right of first refusal to purchase the premises demised under such lease; (vi) each of the properties of any of the Company or, to the knowledge of the Company, its subsidiaries or Related Entities complies with all applicable codes and zoning laws and regulations; and (vii) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company, its subsidiaries or Related Entities.

(xxiv)    Title Insurance. Title insurance in favor of the mortgagee or the Company, its subsidiaries and/or their Related Entities is maintained with respect to each shopping center property owned by any such entity in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(xxv)    Mortgages and Deeds of Trust. The mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, the General Disclosure Package or the Prospectus are not convertible nor does any of the Company or its subsidiaries hold a participating interest therein.

(xxvi)    Partnership and Joint Venture Agreements. Each of the partnership and joint venture agreements to which the Company or any of its subsidiaries is a party, and which relates to real property described in the Registration Statement, the General Disclosure Package or the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or bylaws of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court order or decree.

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(xxvii)    Environmental Laws. None of the Company or any of its subsidiaries has any knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties owned by it or the Related Entities, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and in connection with the construction on or operation and use of the properties owned by the Company, its subsidiaries and Related Entities, each of the Company and its subsidiaries represents that it has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

(xxviii)    Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to (1) ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure; and (2) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxix)    Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxx)    Absence of Suspension or Stop Order. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.

(xxxi)    FCPA. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee or authorized agent acting on behalf of the Company or any of its subsidiaries has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, other than any such violations as would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

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(xxxii)    Absence of Manipulation. Neither the Company nor any controlled Affiliate of the Company has taken, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(xxxiii)    Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with the Agents, the Forward Sellers or Forward Purchasers or any of their respective Affiliates and (B) does not intend to use any of the proceeds from the sale of any Shares to repay any outstanding debt owed to or held by any Agent, any Forward Seller or any Forward Purchaser or any of their respective Affiliates.

(xxxiv)    No Commissions. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement, any Confirmation, or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agents, the Forward Sellers or the Forward Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Shares, or the sale of any Confirmation Shares.

(xxxv)     Actively-Traded Security. The Common Stock qualifies as an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xxxvi)    Confirmations. On the date of each Confirmation, such Confirmation will have been duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity thereunder may be limited by applicable law and public policy; and the description of each Confirmation set forth in the General Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, if any, is and will be true, correct and complete in all material respects.

(xxxvii)    Confirmation Shares. The Confirmation Shares have been duly authorized by the Company for issuance, sale and/or delivery to the applicable Forward Purchasers or any of their respective Affiliates pursuant to the related Confirmations. When issued and delivered by the Company pursuant to such Confirmations against payment of the consideration set forth in such Confirmations, the Confirmation Shares will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights. The Confirmation Shares conform and will conform to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. The issuance, sale and/or delivery of the Confirmation Shares is not subject to preemptive or other similar rights to arising by operation of law, under the charter or bylaws of the Company, under any agreements or instrument to which the Company or any of its subsidiaries is a party or otherwise. The issuance, sale and/or delivery by the Company of Confirmation Shares to a Forward Purchaser pursuant to any Confirmation and the delivery by such Forward Purchaser or any of its Affiliates of such Confirmation Shares, during the term of and at any settlement of such Confirmation, to close out open borrowings of Common Stock created in the course of the hedging activities by such Forward Purchaser or any of its Affiliates relating to such Forward Purchaser’s exposure under such Confirmation, do not and will not require registration under the 1933 Act.

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(xxxviii)    Cybersecurity. (A) There has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and each of them has no knowledge of any event or condition that could result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent in all material respects with industry standards and practices, or as required by applicable regulatory standards.

(xxxix)      Company’s Information in the Current Report on Form 8-K Any projected financial information incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus was made by the Company with a reasonable basis and in good faith and reflects the Company’s good faith estimate of the matters described therein and has been prepared in accordance with Item 10 of Regulation S-K under the Securities Act; and the assumptions used in the preparation of any such projections are reasonable, and the Company is not aware of any business, economic or industry developments materially inconsistent with the assumptions underlying any such projections.

(xl)            None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), or the European Union, Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not, directly or indirectly, knowingly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Agent, Forward Seller, Forward Purchaser, advisor, investor or otherwise) of Sanctions.

(xli)           To the knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, any applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

Any certificate signed by any officer or other authorized signatory of the Company and delivered to any Agent or any Forward Seller or any Forward Purchaser, or to their counsel, shall be deemed a representation and warranty by the Company to each of the Agents, the Forward Sellers and the Forward Purchasers as to the matters covered thereby, except that any such certificate delivered in connection with the sale of Shares pursuant to a Terms Agreement shall be a representation and warranty by the Company to the Agents party to such Terms Agreement and any such certificate delivered in connection with a Confirmation shall be deemed a representation and warranty by the Company to the Forward Purchaser party to such Confirmation and the related Forward Seller.

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Section 2.     Sale and Delivery of Shares.

(a)    Subject to the terms and conditions set forth herein, the Company may, in its sole discretion, (I) in connection with any offer and sale of Shares by the Company to any Agent, acting as sales agent for the Company, or directly to the applicable Agent or Agents, acting as principal(s), offer and sell such Shares on the terms and subject to conditions set forth in this Agreement and, in the case of a sale of Shares to any Agent or Agents as principal(s), the applicable Terms Agreement(s) and (II) if the Company enters into a Confirmation with any Forward Purchaser, then, in consultation with such Forward Purchaser and the related Forward Seller, instruct such Forward Seller to offer and sell the Shares borrowed by such Forward Purchaser or an Affiliate thereof from third parties as contemplated by such Confirmation, on the terms and subject to the conditions set forth in this Agreement and such Confirmation. Sales of Shares, if any, as contemplated by this Agreement, made through the Agents or the Forward Sellers, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. For the avoidance of doubt, this Section 2 shall not apply to sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such shares of Common Stock for the accounts of such persons, in each case in which any Agent, Forward Seller or Forward Purchaser is acting for the Company in a capacity other than as Agent or Forward Seller.

(b)    Shares may be sold through any Agent (acting as sales agent on behalf of the Company) or any Forward Seller any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company and the applicable Agent or the applicable Forward Seller have agreed to the terms of the Company’s instruction and (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof. Such instructions shall specify whether the applicable Shares will be borrowed by a Forward Purchaser or an Affiliate thereof and sold through the applicable Forward Seller in connection with hedging a forward stock transaction pursuant to a Confirmation as contemplated by clause (II) of Section 2(a) above. On any Trading Day, the Company may instruct only one Agent (acting as sales agent on behalf of the Company) or one Forward Seller to offer and sell Shares and, if it determines to do so, shall instruct the applicable Agent or the applicable Forward Seller by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent or Forward Seller) as to the maximum number of Shares to be sold on such Trading Day, the minimum price per Share at which such Shares may be sold and other terms specified in the form of sale instruction attached as Annex B hereto (each a “Sale Instruction”). Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), and to the acceptance of such Sale Instruction by the applicable Agent or the applicable Forward Seller, such Agent (acting as sales agent on behalf of the Company) or such Forward Seller shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company in accordance with such Sale Instruction on the terms and subject to the conditions set forth in this Agreement. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agents, the Forward Sellers and the Forward Purchasers as to any change of the Agent or the Forward Seller through whom sales of Shares (on an agented basis) will be made. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring shares for the accounts of such persons in which any Agent, Forward Seller or Forward Purchaser is acting for the Company in a capacity other than as Agent, Forward Seller or Forward Purchaser under this Agreement. The parties hereto, severally and not jointly, each acknowledge and agree that (A) there can be no assurance that any Agent or any Forward Seller will be successful in selling any Shares or that any Forward Purchaser or any of its Affiliates will be successful in borrowing any Shares or selling any Shares through the applicable Forward Seller; (B) none of the Agents, the Forward Sellers, the Forward Purchasers and their respective Affiliates will incur any liability or obligation to the Company if any Agent or any Forward Seller fails to sell Shares other than any liability that an Agent or a Forward Seller may incur as a result of the failure by such Agent or such Forward Seller to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement; and (C) none of the Forward Sellers, the Forward Purchasers and their respective Affiliates shall incur any liability or obligation for any failure by any Forward Purchaser or any of its Affiliates to borrow, offer or sell any Shares as a result of any of the circumstances specified in clauses (i) or (ii) of Section 2(l).

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(c)    The Company, the applicable Agent (acting as sales agent on behalf of the Company) or the applicable Forward Seller, on any Trading Day may, upon notice to the other party hereto and the related Forward Purchaser, if applicable, by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), immediately suspend the offering of Shares through such Agent or such Forward Seller for any reason and at any time; provided, however, that such suspension shall not affect or impair the respective obligations of the Company, such Agent, such Forward Seller or such Forward Purchaser with respect to the Shares sold, or with respect to Shares that an investor has agreed to purchase, hereunder prior to the giving of such notice.

(d)    The gross sales price of any Shares sold pursuant to this Agreement by any Agent (acting as sales agent on behalf of the Company) or any Forward Seller shall be equal to, in the discretion of such Agent or such Forward Seller but subject to the specific instructions of the Company, and such Forward Purchaser, if applicable, the market price prevailing at the time of sale for the Shares sold by such Agent or such Forward Seller on the NYSE or otherwise, prices related to prevailing market prices or negotiated prices, or as otherwise agreed upon by the applicable parties from time to time. The compensation payable to an Agent (acting as sales agent on behalf of the Company) or a Forward Seller for sales of Shares through such party shall be at a rate agreed upon by the Company, such Agent, such Forward Seller and such Forward Purchaser, as applicable, not to exceed 2.0% of the gross sales price for such Shares, and the exact amount shall be agreed at each time the Company provides a Sale Instruction. The remaining proceeds, after deducting the applicable Agent’s or the applicable Forward Seller’s compensation described in the preceding sentence and after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or the applicable Forward Purchaser, as the case may be, for such sales (the “Net Proceeds”). The applicable Agent or the applicable Forward Seller shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made (other than the deduction of compensation payable to such Agent or such Forward Seller). Notwithstanding the foregoing, in the event the Company and an Agent (as sales agent on behalf of the Company) or a Forward Seller agree to a sale of Shares other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the 1934 Act, such Agent or such Forward Seller shall not be obligated to offer or sell any such Shares until the Company, such Agent, such Forward Seller and such Forward Purchaser, if applicable, agree to compensation for such Agent or such Forward Seller that is customary with respect to transactions of such nature and size and which may exceed 2.0% of the gross sales price.

(e)     The applicable Agent (acting as sales agent on behalf of the Company) or the applicable Forward Seller shall provide written confirmation to the Company and the applicable Forward Purchaser following the close of trading on the NYSE on each Trading Day on which Shares are sold through such Agent or such Forward Seller under this Agreement. Each such confirmation shall set forth the number of Shares sold on such day, the aggregate gross sales price of the Shares, the aggregate Net Proceeds to the Company or the applicable Forward Purchaser, as the case may be, and the aggregate compensation payable by the Company or the Forward Purchaser with respect to such sales.

(f)    Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of a Sale Instruction pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement, (iii) duly authorized from time to time to be issued and/or sold under this Agreement or (iv) approved for listing on the NYSE. In addition, under no circumstances shall any Shares be offered or sold by any Agent (acting as sales agent on behalf of the Company) or any Forward Seller, or be the subject of a Sale Instruction pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to such Agent or such Forward Seller and applicable Forward Purchaser, as the case may be, in writing. Furthermore, the Company shall not enter into any Confirmation with respect to a number of Confirmation Shares in excess of the number of Confirmation Shares duly authorized, reserved and available from time to time for issuance and sale under such Confirmation or listed or approved for listing on the NYSE. Compliance with the restrictions set forth above in this paragraph (f) shall be the responsibility of the Company, and none of the Agents, the Forward Sellers, the Forward Purchasers and their respective Affiliates shall have any responsibility for maintaining records with respect to the Shares available for issuance or sale under the Registration Statement, this Agreement or any Terms Agreement, the number of Confirmation Shares available for issuance or sale under any Confirmation or the number of Shares or Confirmation Shares listed or approved for listing on the NYSE, or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company, or for compliance with any of the other restrictions set forth above in this paragraph (f).

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(g)    If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, such party shall promptly notify the other parties hereto and offers and sales of Shares through the Agents (on an agented basis) or the Forward Sellers under this Agreement shall be suspended until that or another exemptive provision has been satisfied in the judgment of the parties hereto.

(h)    Settlement for sales of Shares will occur on the second business day that is also a Trading Day following the trade date on which the applicable sales are made, unless another date shall be agreed to in writing by the applicable parties (each such day, a “Settlement Date”). Unless the applicable parties otherwise agree, on each Settlement Date for the sale of Shares through the applicable Agent (acting as sales agent on behalf of the Company) or such Forward Seller, such Shares shall be delivered by the Company or such Forward Purchaser, as the case may be, to such Agent or such Forward Seller in book-entry form to such Agent’s or such Forward Seller’s account at The Depository Trust Company against payment by such Agent or such Forward Seller, in same day funds delivered to an account designated by the Company or such Forward Purchaser, as the case may be (which account shall be designated by the Company or such Forward Purchaser, as the case may be, by notice delivered to such Agent or such Forward Seller no later than the Trading Day immediately preceding such Settlement Date), of the (i) Net Proceeds from the sale of such Shares or (ii) if agreed upon by the applicable parties, the aggregate gross sales price from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares to an Agent as sales agent on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(i)    Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent or a Forward Seller to offer or sell, any Shares (and, by notice to the Agents, the Forward Sellers and the Forward Purchasers given by telephone (confirmed promptly by telecopy or email) shall cancel any Sale Instruction for any such offer and sale of any Shares prior to the commencement of the periods referenced below), and the Agents and the Forward Sellers shall not be obligated to make any such offer and sale of Shares, and the Company shall not enter into any Confirmation or any Terms Agreement, (i) during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j)    Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to offer or sell Shares to or through any of the Agents or to have Shares sold by any Forward Seller or enter into a Confirmation or a Terms Agreement, at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent and such Forward Seller and the relevant Forward Purchaser, as applicable (with a copy to their counsel) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officer’s quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such parties, and, prior to its filing, obtain the written consent (which may be by email) of such Agent, such Forward Seller and such Forward Purchaser, as applicable, to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent, such Forward Seller and such Forward Purchaser, as applicable, with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(p), (q) and (r), respectively, hereof, each in form and substance satisfactory to such Agent, such Forward Seller and such Forward Purchaser, as applicable, (iii) afford such Agent, such Forward Seller and such Forward Purchaser, as applicable, the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(p), (q) and (r), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

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(k)    The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agent(s) agree as set forth below. Shares purchased from the Company by the applicable Agent(s), individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent(s) and the Company as evidenced by a Terms Agreement. The commitment of the applicable Agents(s) to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agent(s) shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letters pursuant to Section 3(p), (q) and (r), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

(l)    If the Company enters into a Confirmation with a Forward Purchaser, then, as set forth in such Confirmation and notwithstanding anything herein to the contrary, in the event that either (i) such Forward Purchaser or an Affiliate thereof is unable to borrow and deliver any Shares for sale under this Agreement pursuant to the terms of such Confirmation, or (ii) in the commercially reasonable judgment of such Forward Purchaser, it is either impracticable to do so or such Forward Purchaser or an Affiliate thereof would incur a stock loan cost that is equal to or greater than the threshold as specified in Section 7(f)(i) of the relevant Confirmation to do so, then the applicable Forward Seller shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell only the aggregate number of Shares that such Forward Purchaser or an Affiliate thereof is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, the obligations of any Forward Seller, any Forward Purchaser or any Affiliate thereof hereunder with respect to the borrowing of or offer and sale of any Shares in connection with a forward stock purchase transaction shall be subject to the related Confirmation being effective and not having been terminated. In the event of a conflict between the terms of this Agreement and a Confirmation, the terms of such Confirmation shall control.

(m)    The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by or on behalf of the Company or any Forward Purchaser pursuant to this Agreement or any Terms Agreement shall be effected by or through only one Agent or one Forward Seller on any given day, and the Company shall in no event request that more than one Agent or one Forward Seller offer or sell Shares on the same day; provided, however, that the foregoing shall not prohibit the Company from entering into a Terms Agreement with two or more Agents providing for such Agents, each acting severally as principal, to offer and sell the Shares set forth in such Terms Agreement or prohibit or limit in any respect the offer and sale of Shares purchased by any Agent, as principal, from the Company pursuant to a Terms Agreement.

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Section 3.     Covenants. The Company agrees with each Agent, each Forward Seller and Forward Purchaser as follows:

(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents, the Forward Sellers and the Forward Purchasers as soon as reasonably possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable parties hereto), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8). The Company will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as reasonably possible. In the event of any issuance of a notice of objection by the Commission, the Company shall take all necessary action to permit offers and sales of Shares by or through the Agents and the Forward Sellers, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares and Confirmation Shares as contemplated in this Agreement, each Confirmation and each Terms Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required to be delivered (or, but for the exception afforded by Rule 172 and Rule 153 of the 1933 Act Regulations (“Prospectus Delivery Rules”) would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents, the Forward Sellers or the Forward Purchasers or counsel for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement, file a new registration statement (reference in this Agreement to the Registration Statement shall be deemed to include any such new registration statement) or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations (including, with respect to the filing of a new registration statement, if at any time the Company is no longer eligible to use an automatic shelf registration statement), the Company will promptly (A) give the Agents, the Forward Sellers and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents, written notice of such event or condition, (B) prepare any amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment, supplement or new registration statement and use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective by the Commission as soon as practicable if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement to which the Agents or Forward Purchasers or such Agents, as the case may be, or their counsel shall reasonably object.

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(c)    Filing or Use of Amendments and Supplements. The Company will give the Agents, the Forward Sellers and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice (which may be by email) of its intention to file or use (i) any amendment to the Registration Statement or a new registration statement relating to the Shares or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(o) hereof or (iii) any pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents, the Forward Sellers, the Forward Purchasers or such Agents, as the case may be, or their counsel shall reasonably object.

(d)    Delivery of Registration Statements. The Company has furnished or will deliver to the Agents, the Forward Sellers, the Forward Purchasers and their counsel, upon written request, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents, the Forward Sellers, the Forward Purchasers and their counsel will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    Delivery of Prospectuses. The Company will furnish to the Agents, the Forward Seller and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by the Prospectus Delivery Rules, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as any Agent, any Forward Seller, any Forward Purchaser or any such Agent, as the case may be, may reasonably request. The Company will also furnish, upon request of any Agent, any Forward Seller, any Forward Purchaser or any such Agent, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)    Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by the Prospectus Delivery Rules, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations.

(g)    Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, the Forward Sellers and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents to qualify the Shares and Confirmation Shares for offering and sale under the applicable securities laws of such states of the United States as any Agent, any Forward Seller, any Forward Purchaser or any or such Agent, as the case may be, may, from time to time, reasonably designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement or the sale and delivery of any Confirmation Shares pursuant to any Confirmation; provided, however, that the Company shall not be obligated to submit generally to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or not already so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

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(h)    Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents, the Forward Sellers and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)    REIT Qualification. The Company will use its best efforts to meet the requirements to qualify as a “real estate investment trust” under the Code for the taxable year in which any sales of Shares or Confirmation Shares pursuant to this Agreement are to occur.

(j)    Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and the sale of any Confirmation Shares pursuant to any Confirmation in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(k)    Listing. The Company will use its best efforts to effect and maintain the listing of the Shares and Confirmation Shares on, and satisfy the requirements of, the NYSE.

(l)    Notice of Certain Actions. During each period commencing on the date of each Sale Instruction and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without giving the Agents, the Forward Sellers and the Forward Purchasers at least three business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares or any Confirmation Shares, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Upon receipt of any written notice contemplated above, an Agent or a Forward Seller may suspend its activity under this Agreement for such period of time as deemed appropriate by such party.

(m)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents and, if applicable, the applicable Forward Purchasers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(n)    No Stabilization or Manipulation. The Company agrees that neither it nor any controlled Affiliate of the Company will take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

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(o)    Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent or a Forward Seller under this Agreement or any sales or deliveries of Confirmation Shares were made pursuant to a Confirmation (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents and the Forward Sellers under this Agreement, the number of Confirmation Shares sold or delivered, if any, pursuant to any Confirmation, the Net Proceeds received by the Company and the aggregate compensation paid by the Company with respect to such sales and deliveries, in each case during such fiscal quarterly period, and the total number of remaining Confirmation Shares issuable by the Company under any outstanding Confirmations as of the last day of such fiscal quarterly period.

(p)    Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date and (B) within two business days of each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement relating solely to the offering of securities unless related to an offering of Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(o) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8‑K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date (each such Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date, a “Representation Date”), the Company will furnish or cause to be furnished to the Agents, the Forward Sellers and Forward Purchasers or, in the case of clause (A) above, the applicable Agents an officers’ certificate, dated such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and Forward Purchasers or, in the case of clause (A) above, the applicable Agents to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents, the Forward Sellers and Forward Purchasers or, in the case of clause (A) above, the applicable Agents are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. The requirement to provide a certificate under this Section 3(p) shall be waived for any Representation Date occurring at a time at which no Sale Instruction is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Sale Instruction hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide a certificate under this Section 3(p), then before the Company delivers the Sale Instruction, or an Agent or a Forward Seller elects to sell any Shares, the Company shall provide the certificate pursuant to this Section 3(p), dated the date of the Sale Instruction to the applicable Agents and Forward Sellers.

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(q)    Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) within two business days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(p) hereof, the Company will furnish or cause to be furnished to the Agents, the Forward Sellers and Forward Purchasers or, in the case of clause (A) above, the applicable Agents, the written opinions and letters of each of counsel for the Company (who shall be reasonably acceptable to the Agents, the Forward Sellers and Forward Purchasers or, in the case of clause (A) above, the applicable Agents) and their counsel, dated such date that the opinions and letters are required to be delivered, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and Forward Purchasers or, in the case of clause (A) above, the applicable Agents, of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents, the Forward Sellers and Forward Purchasers or, in the case of clause (A) above, the applicable Agents shall furnish the Agents, the Forward Sellers and Forward Purchasers or, in the case of clause (A) above, the applicable Agents with a letter substantially to the effect that the Agents, the Forward Sellers and Forward Purchasers or, in the case of clause (A) above, the applicable Agents may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance).

(r)    Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date and (B) within two business days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(p) hereof, the Company will cause its independent accountants to furnish to the Agents, the Forward Sellers and Forward Purchasers or, in the case of clause (A) above, the applicable Agents a letter, dated such date that such accountants’ letters are required to be delivered, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and Forward Purchasers or, in the case of clause (A) above, the applicable Agents of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter.

(s)    Trading in the Common Stock. The Company consents to the Agents, the Forward Sellers, the Forward Purchasers and their respective Affiliates trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales and deliveries of Shares occur pursuant to this Agreement and any Confirmation.

(t)    Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by any Agent, any Forward Seller, any Forward Purchaser or their counsel, fully and in a timely manner, in connection with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(u)    Renewal Deadline. If any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), (i) promptly notify the Agents and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance satisfactory to the Agents. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance satisfactory to the Agents, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 90 days after the Renewal Deadline and (iv) promptly notify the Agents of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

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(v)    Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, the Forward Sellers and the Forward Purchasers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to the Shares, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Agents, the Forward Sellers and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new shelf registration statement or post-effective amendment, as the case may be.

Section 4.     Payment of Expenses.

(a)    Expenses. The Company covenants and agrees with the Agents, the Forward Seller and the Forward Purchasers that the Company will pay or cause to be paid all of the Company’s expenses incident to the performance of its obligations under this Agreement, any Confirmation and any Terms Agreement, including the following: (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents or the Forward Sellers to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares and Confirmation Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents and Confirmation Shares to the Forward Purchasers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares and Confirmation Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, in an aggregate amount not to exceed $20,000, (vi) the fees and expenses of any transfer agent or registrar for the Shares and Confirmation Shares, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection with, the review by Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of sales of Shares or Confirmation Shares, in an aggregate amount not to exceed $25,000, and (viii) the fees and expenses incurred in connection with the listing of the Shares and Confirmation Shares on the NYSE. It is understood, however, that, except as provided in this Section 4 or in Section 6 or 7 of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers will pay all of their own costs and expenses, including the fees of their counsel.

(b)    If Shares with at least an aggregate offering price of $100,000,000 have not been offered and sold under this Agreement, or any subsequent agreement on substantially the same terms, on or prior to August 17, 2024 (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents, the Forward Sellers and the Forward Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel incurred in connection with this Agreement. Fees reimbursed pursuant to this Section 4(b) shall not exceed $150,000 in the aggregate. The Agents, the Forward Sellers and the Forward Purchasers shall be solely responsible for allocating any reimbursement received pursuant to this Section 4(b) among themselves.

Section 5.     Conditions of Agents’ and the Forward Sellers’ Obligations. The obligations of each Agent and each Forward Seller hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof at the date of this Agreement, at each Applicable Time and at each Settlement Date, at each Representation Date and at each Trade Date (as defined in each Confirmation, if any), to the performance by the Company of its covenants and other obligations under this Agreement and, if applicable, under any Terms Agreement and any Confirmation entered into by the Company, and to the following further conditions:

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(a)    Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of counsel for the Agents, the Forward Sellers and the Forward Purchasers. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)    Opinion of Counsel for the Agents and the Forward Purchasers. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable written opinion or opinions of Sidley Austin llp, counsel for the Agents, the Forward Sellers and the Forward Purchasers, dated such date, with respect to such matters as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents, the Forward Sellers and the Forward Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c)    Opinions of Counsel for the Company. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received (i) the favorable written opinion or opinions of Latham & Watkins LLP, counsel for the Company, dated such date, to the effect set forth in Exhibit A-1 hereto and to such further effect as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request, (ii) the favorable written opinion or opinions of Venable LLP, Maryland counsel for the Company, dated such date, to the effect set forth in Exhibit A-2-1 hereto and to such further effect as the Agents, the Forward Sellers and the Forward Purchasers may reasonably request and (iii) favorable written opinion of the General Counsel of the Company, in form and substance satisfactory to counsel for the Agents, the Forward Sellers and the Forward Purchasers, to the effect that to the best of his knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, other than those disclosed therein.

(d)    Accountants’ Letter. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received a letter from PricewaterhouseCoopers LL and Deloitte & Touche LLP, dated such date, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto, including with respect to the financial statements and other financial information of Weingarten Realty Investors.

(e)    Officer’s Certificate on Size of Program. On the date of this Agreement, the Company shall have furnished to the Agents, the Forward Sellers and the Forward Purchasers a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s board of directors or a duly authorized committee thereof, and specify the number of Shares and Confirmation Shares that have been approved for listing subject to official notice of issuance, on the NYSE.

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(f)    Officers’ Certificate for the Company. On the date of this Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents, the Forward Sellers and the Forward Purchasers shall have received a certificate of the Chief Executive Officer, the President or a Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date and (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date.

(g)    Listing. The Shares and Confirmation Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

(h)    Confirmation and Confirmation Shares. Prior to any Forward Seller offering and selling any Shares, the related Confirmation shall be in full force and effect, and the Company shall have reserved the maximum number of authorized and unissued shares of Common Stock necessary to satisfy the Company’s obligations to issue Confirmation Shares pursuant to this Agreement and such Confirmation.

(i)    Additional Documents. On the date of this Agreement, counsel for the Agents, the Forward Sellers and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares, the authorization, execution and delivery of any Confirmation or Terms Agreement, and the authorization, issuance, sale and delivery of any Confirmation Shares as contemplated herein and in any Confirmation and Terms Agreement shall be reasonably satisfactory in form and substance to the Agents, the Forward Sellers, the Forward Purchasers and their counsel.

(j)    Termination of this Agreement . If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent, the applicable Forward Seller or the applicable Forward Purchaser (in each case as to itself) by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 12, 13, 14 and 15 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the obligation of the Company to reimburse the applicable parties and in any Confirmation and Terms Agreements for certain expenses as to itself pursuant to Section 4(b) hereof, shall not apply with respect to any Agent, any Forward Seller or any Forward Purchaser that terminates this Agreement, or any subsequent agreement on substantially the same terms, prior to August 17, 2024 for any reason other than the failure by the Company to satisfy any of its obligations hereunder.

Section 6.     Indemnification.

(a)    Indemnification of the Agents, the Forward Sellers and the Forward Purchasers. The Company agrees to indemnify and hold harmless each Agent, each Forward Seller, each Forward Purchaser, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), officers and directors and each person, if any, who controls such party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission referred to in Section 6(a)(i), or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company;

(iii)    against any and all expense whatsoever (including the fees and disbursements of counsel chosen by any applicable Agent, any applicable Forward Seller and any applicable Forward Purchaser, as the case may be), as incurred, which was reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by an Agent, Forward Seller or Forward Purchaser, as the case may be, in writing expressly for use therein, it being understood and agreed that such information shall solely consist of the name of each Agent, Forward Seller and Forward Purchaser appearing in the Prospectus Supplement.

(b)    Indemnification of Company, Directors and Officers. Each Agent and each Forward Seller, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Company by such Agent or such Forward Seller, as the case may be, in writing expressly for use therein, it being understood and agreed that such information shall solely consist of the name of each Agent, Forward Seller and Forward Purchaser appearing in the Prospectus Supplement.

(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereunder in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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Section 7.     Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses of the nature contemplated by Section 6 hereof incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and any applicable Agent and any applicable Forward Seller, on the other hand, from the applicable offering of Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and any applicable Agent and any applicable Forward Seller, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and any applicable Agent and any applicable Forward Seller, on the other hand, in connection with the applicable offering of Shares shall be deemed to be in the same proportion as the total Net Proceeds from such offering (such total Net Proceeds to be calculated by deducting commissions and discounts (but before deducting expenses) payable to the applicable Agent or the applicable Forward Seller in respect of the Shares sold in such offering but without any further deductions) received by the Company, on the one hand (and, for purposes of the foregoing, the Company shall be deemed to have received Net Proceeds from the sale of Shares sold through any of the applicable Forward Seller in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of the Confirmation Shares under such Confirmation, assuming that the aggregate amount payable by the applicable Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of Net Proceeds received by such Forward Purchaser from the sale of such Shares through such Forward Seller), bear to the sum of the total commissions and discounts received by the applicable Agents or the applicable Forward Seller from such offering, on the other hand. The relative fault of the Company, on the one hand, and any applicable Agent and any applicable Forward Seller, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by any applicable Agent and any applicable Forward Seller and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Agents and the Forward Sellers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if any applicable Agent and any applicable Forward Seller were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, none of the Agents and the Forward Sellers shall be required to contribute any amount in excess of the total commissions and discounts received by such party in connection with Shares sold through such Agent or such Forward Seller or underwritten by such Agent for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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For purposes of this Section 7, each person, if any, who controls an Agent, a Forward Seller or a Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Affiliate and selling agent, officer and director of any Agent, any Forward Seller or any Forward Purchaser shall have the same rights to contribution as such Agent, such Forward Seller or such Forward Purchaser, as applicable, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The respective obligations of the Agents and the Forward Sellers to contribute pursuant to this Section 7 in connection with any applicable offering of Shares pursuant to this Agreement are several in proportion to the number of Shares placed or underwritten by it in the applicable offering.

Section 8.     Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, and the agreements of the Agents and the Forward Sellers shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent, any Forward Seller, any Forward Purchaser or any Affiliates, selling agents, officers or directors or any person controlling such party, or the Company or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for any Shares or Confirmation Shares.

Section 9.     Termination.

(a)    This Agreement may be terminated for any reason, at any time, by the Company, by any Agent (as to itself), any Forward Seller (as to itself), or any Forward Purchaser (as to itself), in each case upon the giving of three business days prior written notice to the other parties hereto.

(b)    The applicable Agent(s) may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in the judgment of such Agent(s), since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (vi) if a general banking moratorium has been declared by either Federal or New York authorities.

(c)    If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the non-defaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares upon the terms set forth in such Terms Agreement; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)    if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents pursuant to such Terms Agreement on the Settlement Date, the non-defaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all non-defaulting Agents; or

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(ii)    if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents pursuant to such Terms Agreement on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any non-defaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the non-defaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Agent” includes any person substituted for an Agent under this Section 9.

(d)    In the event of any termination under this Section 9, no party will have any liability to another party hereto, except that (i) the Agents and the Forward Sellers shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date for delivery of such Shares has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, this section 9(d) and the provisions of Sections 8, 12, 13, 14 and 15 hereof shall remain in effect; provided, however, the obligation of the Company to reimburse the Agents, the Forward Sellers and the Forward Purchasers for certain expenses pursuant to Section 4(b) hereof, shall not apply with respect to any Agent, Forward Seller or any Forward Purchaser that terminates this Agreement, or any subsequent agreement on substantially the same terms, prior to August 17, 2021 for any reason other than the failure by the Company to satisfy any of its obligations hereunder.

Section 10.     Notices. Except as otherwise set forth herein, all statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, and if to the Agents, the Forward Sellers, the Forward Purchasers or the Company, shall be delivered or sent by mail, telex or facsimile transmissions to as follows:

if to the Agents and the Forward Sellers,

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: ATM Execution

Email: dg.atm_execution@bofa.com

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Fax: 646-834-8133

BMO Capital Markets Corp.

Equity-Linked Capital Markets

3 Times Square 25th Floor

New York, New York 10036

Attention: Brian Riley

Telephone: (212) 605-1414

Facsimile: (212) 885-4165

BNP Paribas Securities Corp.

787 Seventh Ave

New York, New York 10019

Attention: Damir Tanovic

Phone: (212) 841-2504 and (917) 238-2388

Email: damir.tanovic@us.bnpparibas.com

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BNY Mellon Capital Markets, LLC

Equity Capital Markets

240 Greenwich Street 3W

New York, New York 10286

Attention: Daniel Klinger, 212-815-4993, dan.klinger@bnymellon.com,

with a copy to Equity Trading, 212-815-5999, bnym.equities@bnymellon.com

BTIG, LLC

600 Montgomery Street, 6th Floor

San Francisco, CA 94111

Attention: Equity Capital Markets

Email: BTIGUSATMTrading@btig.com

Copies to:

BTIG, LLC

600 Montgomery Street, 6th Floor

San Francisco, CA 94111

Attention: General Counsel and Chief Compliance Officer

Email: BTIGuscontrolroom@btig.com; legal@btig.com

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: Robert G. Leonard, Matthew T. Morris, Eric Natelson, Theodore Finkelstein

Email: robert.g.leonard@citi.com; matthew.t.morris@citi.com; eric.natelson@citi.com;

theodore.finkelstein@citi.com

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Attention: Equity Capital Markets,

with a copy to IB-Legal

Deutsche Bank Securities Inc.

60 Wall Street, 36th Floor

New York, New York 10005

Attention: General Counsel

Fax: (646) 374-1071

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Stephanie Little and Brett Chalmers

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

Attention: Stephen Roney; J.T. Deignan

Telephone: (212) 205-7527

Email: Stephen.Roney@mizuhogroup.com; JT.Deignan@mizuhogroup.com

With a copy to: legalnotices@mizuhogroup.com

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Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Equity Syndicate Desk, with a copy to the Legal Department

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: Equity Syndicate

Facsimile: 212-428-6260

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

Attention: ECM Team

Email: brit.stephens@regions.com; ed.armstrong@regions.com; ECMDesk@regions.com

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: Equity Capital Markets

Copies to: Chief Legal Officer, U.S.

Facsimile: (212) 225-6653

Email: us.ecm@scotiabank.com; us.legal@scotiabank.com

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

Attention: Equity Capital Markets

Email: ustmg@tdsecurities.com

Truist Securities, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Attn: Equity Syndicate Department

dl.atm.offering@truist.com

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Attention: Equity Capital Markets

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Attention: Equity Syndicate Department and Special Equities Desk

Facsimile: 212-214-5918

if to the Forward Purchasers

Bank of America, N.A

One Bryant Park

New York, New York 10036

Attention: ATM Execution

Email: dg.atm_execution@bofa.com

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Barclays Bank PLC

745 Seventh Avenue

New York, NY 10019

Attention: Syndicate Registration

Facsimile No.: (646) 834-8133

Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Canada

Attention: Manager, Derivatives Operations

Facsimile: (416) 552-7904

Telephone: (416) 552-4177

With a Copy to:

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario M5X 1A1

Canada

Attention: Associate General Counsel & Managing Director, Derivatives Legal Group

Facsimile: (416) 956-2318

BNP Paribas

787 Seventh Avenue

New York, New York 10019

Attention: Damir Tanovic

The Bank of New York Mellon

240 Greenwich Street, 3E

New York, New York 10286

Attention: Email:

D1ny@bnymellon.com

With a Copy to:

JC Mas

Email: jc.mas@bnymellon.com

Telephone: 212-815-5999

Citibank N.A.

390 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Robert G. Leonard, Matthew T. Morris, Eric Natelson, Theodore Finkelstein

Email: robert.g.leonard@citi.com; matthew.t.morris@citi.com; eric.natelson@citi.com;

theodore.finkelstein@citi.com

Credit Suisse Capital LLC

Eleven Madison Avenue

New York, NY 10010

Attention: Equity Capital Markets, with a copy to IB-Legal

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Deutsche Bank AG, London Branch

60 Wall Street, 36th Floor

New York, New York 10005

Attention:

Diana Nott

Telephone No.: (212) 250-4959

Email: diana.nott@db.com

&

Joachim Sciard

Telephone No.: (212) 250-7099

Email: joachim.sciard@db.com

With a Copy to: equity-linked.notifications@list.db.com

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attn: Colyer Curtis

Tel: +1 212-708-2734

Email: CCurtis@jefferies.com and CorpEqDeriv@jefferies.com

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

Attention: Stephanie Little

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as agent

1271 Avenue of the Americas

New York, NY 10020

Attention: US Equity Derivatives Notices

Telephone: (646) 949-9531

Email:Derivs-EQNoticesUS@mizuhogroup.com

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036-8293

Attention: Steven Seltzer

Email: Steven.Seltzer1@morganstanley.com

Royal Bank of Canada

200 Vesey Street

New York, New York 10281-8098

Attention: ECM

Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com

The Bank of Nova Scotia

44 King Street West

Central Mail Room

Toronto, Ontario, Canada M5H 1H1

c/o Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: Bahar Lorenzo

Email: bahar.lorenzo@scotiabank.com

Phone: 212-225-5230

With a copy to: GWO - OTC Confirmations

Email: BNSEquityConfirmations@scotiabank.com

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The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as Agent

1 Vanderbilt Avenue

New York, NY 10017

Attn: Global Equity Derivatives

Phone: (212) 827-7306

Email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com and

bradford.limpert@tdsecurities.com

Truist Bank

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Attn: Equity Syndicate Department

dl.atm.offering@truist.com

With a copy to Michael Collins, michael.collins@truist.com

UBS AG London Branch

5 Broadgate, London

EC2M 2QS, United Kingdom.

Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

Attention: Structuring Services Group

Facsimile: (212) 214-5913

with a copy to corporatederivativenotifications@wellsfargo.com and if to the Company to:

Kimco Realty Corporation

500 N. Broadway, Suite 201

Jericho, New York 11753

Attention: Bruce M. Rubenstein, Executive Vice President, Secretary and General Counsel

Section 11.     No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement and the issuance and sale of Confirmation Shares pursuant to any Confirmation, including the determination of the respective initial public offering prices of Shares, if any, and any related discounts and commissions and the price to be paid for any Confirmation Shares, are arm’s-length commercial transactions between the Company, on the one hand, and the applicable Agents, the applicable Forward Sellers and Forward Purchasers, on the other hand, (b) none of the Agents, the Forward Sellers and the Forward Purchasers has assumed, nor will any of them assume, any advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other Affiliates with respect to any of the transactions contemplated by this Agreement or any Confirmation or the process leading thereto (irrespective of whether any Agent, any Forward Seller or Forward Purchaser has advised or is currently advising the Company or any of its subsidiaries or other Affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) each Agent, each Forward Seller, each Forward Purchaser and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (d) none of the Agents, the Forward Sellers and Forward Purchasers has provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to transactions contemplated by this Agreement or any Confirmation and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (e) none of the activities of the Agents, the Forward Sellers or the Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Agents, the Forward Sellers or the Forward Purchasers with respect to any entity or natural person.

33

Section 12.     Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Sellers, the Forward Purchasers, their respective Affiliates, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Sellers, the Forward Purchasers, their respective Affiliates, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 13.     Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and Affiliates), and the Agents and the Forward Sellers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14.     GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 15.     Consent to Jurisdiction; Waiver of Immunity. Each of the Company, the Agents and the Forward Sellers agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company, the Agents and the Forward Sellers irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 16.     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17.     Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents, the Forward Sellers and the Forward Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents, the Forward Sellers and the Forward Purchasers to properly identify their respective clients.

Section 18.     Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

Section 19.     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

34

Section 20.     Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Agent, any Forward Seller or any Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent, such Forward Seller or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Agent, any Forward Seller or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Agent, such Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

35

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the parties hereto in accordance with its terms.

Very truly yours, Kimco Realty Corporation By: /s/ Glenn G. Cohen______________________ Name: Glenn G. Cohen Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Equity Sales Agreement]

Accepted as of the date hereof:

BofA Securities, Inc. By: /s/ Tim Olsen Name: Tim Olsen Title: Managing Director	Barclays Capital Inc. By: /s/ Nicholas Cunningham Name: Nicholas Cunningham Title: Managing Director

BMO Capital Markets Corp. By: /s/ Matthew Coley Name: Matthew Coley Title: Director, Derivative Operations	BNP Paribas Securities Corp. By: /s/ Janet Kim Name: Janet Kim Title: Managing Director By: /s/ Stephan Nawrocki Name: Stephan Nawrocki Title: Managing Director

BNY Mellon Capital Markets, LLC By: /s/ Dan Klinger Name: Dan Klinger Title: Managing Director By: /s/ Joseph Mancino Name: Joseph Mancino Title: CAO & President	BTIG, LLC By: /s/ Joseph Passaro Name: Joseph Passaro Title: Managing Director

Citigroup Global Markets Inc. By: /s/ Jared M Nutt Name: Jared M Nutt Title: Director	Credit Suisse Securities (USA) LLC By: /s/ Jim Cronin Name: Jim Cronin Title: Managing Director

Deutsche Bank Securities Inc. By: /s/ John Perry Name: John Perry Title: Director By: /s/ Samir Abu-Khadra Name: Samir Abu-Khadra Title: Director	Jefferies LLC By: /s/ Michael Magarro Name: Michael Magarro Title: Managing Director

J.P. Morgan Securities LLC By: /s/ Brett Chalmers Name: Brett Chalmers Title: Vice President	Mizuho Securities USA LLC By: /s/ J.T. Deignan Name: J.T. Deignan Title: Managing Director

[Signature Page to Equity Sales Agreement]

Morgan Stanley & Co. LLC By: /s/ Jon Sierant Name: Jon Sierant Title: Executive Director	RBC Capital Markets, LLC By: /s/ Christopher Allred Name: Christopher Allred Title: Managing Director, U.S. Real Estate Investment Banking

Regions Securities LLC By: /s/ Edward L. Armstrong Name: Edward L. Armstrong Title: Managing Director – ECM	Scotia Capital (USA) Inc. By: /s/ John Cronin Name: John Cronin Title: Managing Director

TD Securities (USA) LLC By: /s/ Bradford R. Limpert Name: Bradford R. Limpert Title: Managing Director	Truist Securities, Inc. By: /s/ Keith Carpenter Name: Keith Carpenter Title: Director

UBS Securities LLC By: /s/ Whitney Mikell Name: Whitney Mikell Title: Executive Director By: /s/ Sperry Edwards Name: Sperry Edwards Title: Associate Director	Wells Fargo Securities, LLC By: /s/ Elizabeth Alvarez Name: Elizabeth Alvarez Title: Managing Director

As Agents,

[Signature Page to Equity Sales Agreement]

Bank of America, N.A, By: /s/ Jake Mendelsohn Name: Jake Mendelsohn Title: Managing Director	Barclays Bank PLC By: /s/ Nicholas Cunningham Name: Nicholas Cunningham Title: Managing Director

Bank of Montreal By: /s/ Sue Henderson Name: Sue Henderson Title: Director, Derivatives Operations	BNP Paribas By: /s/ Janet Kim Name: Janet Kim Title: Managing Director By: /s/ Stephan Nawrocki Name: Stephan Nawrocki Title: Managing Director

The Bank of New York Mellon By: /s/ Robert Lynch Name: Robert Lynch Title: Managing Director By: /s/ Rick Laudisi Name: Rick Laudisi Title: Managing Director	Citibank N.A. By: /s/ Eric Natelson Name: Eric Natelson Title: Authorized Signatory

Credit Suisse Capital LLC By: /s/ Erica L. Hryniuk Name: Erica L. Hryniuk Title: Authorized Signatory By: /s/ Bik Kwan Chung Name: Bik Kwan Chung Title: Authorized Signatory	Deutsche Bank AG, London Branch By: /s/ Joachim Sciand Name: Joachim Sciand Title: Director By: /s/ Diana Nott Name: Diana Nott Title: Managing Director

Jefferies LLC By: /s/ Michael Magarro Name: Michael Magarro Title: Managing Director	JPMorgan Chase Bank, National Association By: /s/ Brett Chalmers Name: Brett Chalmers Title: Vice President

Mizuho Markets Americas LLC By: /s/ Adam Hopkins Name: Adam Hopkins Title: Authorized Signatory	Morgan Stanley & Co. LLC By: /s/ Jon Sierant Name: Jon Sierant Title: Executive Director

[Signature Page to Equity Sales Agreement]

Royal Bank of Canada By: /s/ Brian Ward Name: Brian Ward Title: Managing Director	The Bank of Nova Scotia By: /s/ Michael J Curran Name: Michael J Curran Title: Managing Director

The Toronto-Dominion Bank By: /s/ Vanessa Simonetti Name: Vanessa Simonetti Title: Managing Director	Truist Bank By: /s/ Michael Collins Name: Michael Collins Title: Managing Director

Wells Fargo Securities, National Association By: /s/ Thomas Yates Name: Thomas Yates Title: Managing Director	UBS AG London Branch By: /s/ Nicholas Lewis Name: Nicholas Lewis Title: Executive Director By: /s/ Liam Ayre Name: Liam Ayre Title: Executive Director

As Forward Purchasers, solely as the recipients and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to Equity Sales Agreement]

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)

i.	With your consent, based solely on certificates from public officials, we confirm that the Company is qualified to do business in the following states: Maryland; New York; Pennsylvania; and Tennessee.

ii.

The execution and delivery of the Agreement and any Confirmation by the Company, assuming such Confirmation was executed and delivered on the date hereof, the issuance and sale of Shares by the Company through the Agents, the offer and sale of Shares through the Forward Sellers, and the issuance and delivery of the Confirmation Shares by the Company to the applicable Forward Purchaser pursuant to any Confirmation, assuming such Confirmation Shares were issued and delivered to the applicable Forward Purchaser on the date hereof in accordance with the terms of such Confirmation, do not on the date hereof: (i) violate any federal or New York statute, rule or regulation applicable to the Company; (ii) result in the breach of or a default under any of the Specified Agreements; or (iii) require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company that have not been obtained or made.

iii.

The Registration Statement has become effective under the Act. With your consent, based solely on a review, on August 17, 2021, of the Commission’s website listing all stop orders issued by the Commission, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission.

iv.

The Registration Statement, at August 17, 2021, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

v.

Each of the Incorporated Documents, as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable requirements for reports on Forms 10-K, 10-Q and 8-K, and definitive proxy statements under Regulation 14A, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from the Incorporated Documents. For purposes of this paragraph, we have assumed that the statements made in the Incorporated Documents are correct and complete.

vi.

The Company is not, and immediately after giving effect to the issuance, sale and/or delivery of Shares and Confirmation Shares in accordance with the Agreement, any Confirmation or any Terms Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

vii.

Commencing with the Company’s taxable year beginning January 1, 1992, the Company has been organized in conformity with the requirements for qualification as a “real estate investment trust” under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code, provided that such counsel’s opinion as to this matter may be conditioned upon (a) certain representations as to factual matters made by the Company to such counsel as described therein, and (b) an opinion of Maryland counsel regarding the enforceability of certain restrictions on ownership and transfer of shares of the Company’s common stock as set forth in the Company’s charter.

A-1-1

viii.

The statements set forth in the Prospectus under the caption “United States Federal Income Tax Considerations,” insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

ix.

Assuming the due authorization of any Confirmation by the Company by all necessary corporate action required under the charter and bylaws of the Company and the Maryland General Corporation Law, such Confirmation, when duly executed and delivered by the Company, will be a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

It being understood that the opinions contained in the foregoing paragraphs (vii) and (viii) will be provided in a separate opinion by Latham & Watkins LLP, counsel for the Company, regarding certain tax matters. The opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution is contrary to public policy. No opinion or confirmation need be expressed as to federal or state securities laws (except as expressly set forth in paragraphs (iii), (iv), (v) and (vi) as to federal securities laws), tax laws (except as set forth in paragraphs (vii) and (viii)), antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, FINRA rules or stock exchange rules (without limiting other laws excluded by customary practice).

In addition to giving their opinions required by Section 5(c), Latham & Watkins LLP shall additionally state (which may be in a separate letter) that no facts came to their attention that caused them to believe that: the Registration Statement, at the time it became effective on August 17, 2021, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that they need express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Prospectus, or the Incorporated Documents.

A-1-2

Exhibit A-2

FORM OF OPINION OF COMPANY’S MARYLAND COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)

(i)         The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

(ii)        The Company has the corporate power (a) to own, lease and operate its properties and to conduct its business as described in (i) the Prospectus under the caption “Summary—Kimco Realty Corporation,” (ii) the base prospectus under the caption “The Company” and (iii) the Company’s most recent Annual Report on Form 10-K under the caption “Item 1. Business” and (b) to execute, deliver and perform its obligations under the Sales Agreement, any Confirmation and any applicable Terms Agreement.

(iii)       The statements in the base prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, are an accurate summary in all material respects.

(iv)       The execution and delivery of the Sales Agreement, any Confirmation and any applicable Terms Agreement have been duly authorized, and the Sales Agreement and any applicable Terms Agreement have been duly executed and, so far as is known to such counsel, delivered by the Company.

(v)        Upon the completion of corporate proceedings relating to the Shares and the Confirmation Shares, the issuance and sale of any Shares pursuant to the Sales Agreement and any applicable Terms Agreement and any Confirmation Shares pursuant to any Confirmation will be duly and validly authorized by all necessary corporate action, and such shares, when issued and delivered by the Company in accordance with such corporate proceedings and the Sales Agreement, any Confirmation or any applicable Terms Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable and will not be subject to preemptive or other similar rights arising under the Maryland General Corporation Law or the charter or bylaws of the Company.

(vi)       The execution and delivery of the Sales Agreement, any Confirmation and any applicable Terms Agreement do not, and the performance by the Company of the transactions contemplated thereunder will not (a) conflict with the charter or bylaws of the Company or (b) violate any Maryland statute, rule or regulation to which the Company is subject (other than any statute, rule or regulation in connection with the securities law of the State of Maryland, as to which no opinion need be expressed).

(vii)      No approval, authorization or consent of any Maryland governmental authority or agency is required that has not been obtained in connection with the performance by the Company of the transactions contemplated by the Sales Agreement, any Confirmation and any Terms Agreement (except that no opinion need be expressed with respect to the application or effect of the securities laws of the State of Maryland).

(viii)     The board, or a duly authorized committee thereof, has duly adopted resolutions stating that the [Reserved Shares] are reserved solely for issuance by the Company in connection with the [Offering,] including any Confirmation.

A-2-1

Annex I

Kimco Realty Corporation

Common Stock
($0.01 par value)

TERMS AGREEMENT

[NAME(S) AND ADDRESS(ES) OF AGENT(S)]

c/o         BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Kimco Realty Corporation, a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Equity Sales Agreement, dated August 17, 2021 (the “Sales Agreement”), by and among the Company and the Agents, the Forward Sellers and the Forward Purchasers party thereto, to issue and sell to [each of] [●] and [●] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agrees purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “Securities”), on the terms specified in Schedule A hereto. Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(d) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriters for their respective accounts for the Securities to be purchased by them.

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, the Forward Sellers or the Forward Purchasers is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement and the Applicable Time.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

A-2-2

Very truly yours, Kimco Realty Corporation By: __________________________ Name: Title:

Accepted as of the date hereof:

B-1

Schedule A

Name of Underwriter	Number of Shares

Total

[ADDITIONAL TERMS TO BE ADDED AS APPROPRIATE FOR A PARTICULAR PRINCIPAL TRANSACTION]

Annex II

Date:	[●], 20[●]

To:	Kimco Realty Corporation 500 North Broadway, Suite 201 Jericho, New York, 11753 Attention: Chief Financial Officer

From:	[DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [DEALER NAME] (“Dealer”) and Kimco Realty Corporation (the “Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA 2002 Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1.         This Confirmation and the pricing supplement delivered hereunder evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but (i) with the elections set forth in this Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b) the “Threshold Amount” with respect to Dealer were three percent of the [shareholders’][members’] equity of Dealer [Parent (“Dealer Parent”)], (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction.

2.         The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[●], 20[●]

Effective Date:	The first day occurring on or after the Trade Date on which Shares sold through [AGENT NAME], acting as forward seller for Dealer in such capacity (the “Agent”), pursuant to the Sales Agreement dated [*], 2021, as may be amended from time to time, between Counterparty, Dealer, the Agent and the other parties thereto (the “Sales Agreement”), have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, par value USD 0.01 per share (Ticker Symbol: “KIM”)

Number of Shares:	The aggregate number of Shares sold through the Agent acting as forward seller for Dealer pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty, (ii) any Settlement Date and (iii) [DATE]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex A hereto specifying the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Final Date, all determined in accordance with the terms hereof.

Initial Forward Price:	[●]% of the volume weighted average price at which the Shares are sold through the Agent acting as forward seller for Dealer pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted as the Calculation Agent determines appropriate to (i) reflect on each day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

Forward Price:

(a)         On the Hedge Completion Date, the Initial Forward Price; and

1.    (b)on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, (i) (a) Overnight Bank Funding Rate for such day minus (b) the Spread divided by (ii) 365.

Overnight Bank Funding Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate,” as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[●]%

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	As set forth on Schedule I

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Securities Act:	The Securities Act of 1933, as amended

Exchange Act:	The Securities Exchange Act of 1934, as amended

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, based on the advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer) that generally apply to transactions of a nature and kind similar to the Transaction and have been adopted in good faith by Dealer for Dealer to refrain from or decrease any market activity in connection with the Transaction.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:

Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

2.    (a)designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements, if applicable, and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) 60 Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than three Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

3.    (b)designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

1.    provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided further that, following the occurrence of at least five consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Final Date:	[DATE] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Settlement Shares:

(a)         With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of 100,000 and the Number of Shares at that time, in each case with the Number of Shares determined taking into account pending Settlement Shares; and

4.    (b)with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;

5.    in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Exchange Act or (B) in its commercially reasonable judgment, due to the occurrence of five or more Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided further that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least two Scheduled Trading Days prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, containing (x) the provisions set forth in clause (i) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below and (y) the provision that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (Y) where the terms of the Transaction would cause Counterparty under any circumstance to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance that were (or would be) made (x) determined based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) after delivery to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).

Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:

 An amount determined by the Calculation Agent equal to:

6.    (a)(i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

7.    (b)the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) two times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clauses (iii) and (v) thereof. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Additional Adjustment:	If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 10 consecutive Scheduled Trading Day period, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to this Transaction exceeds a weighted average rate equal to [●] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to [●] basis points per annum during such period. The Calculation Agent shall notify Counterparty prior to making any such adjustment to the Forward Price.

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “15%.”

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under this Transaction, in whole or in part, to (A) a wholly-owned subsidiary of Dealer [Parent], whose obligations hereunder are fully and unconditionally guaranteed by Dealer [or Dealer Parent], or (B) any other wholly-owned direct or indirect subsidiary of Dealer [Parent] with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer without the consent of Counterparty; provided that, at all times, Dealer or any transferee or assignee or other recipient of rights, title and interest, powers, privileges and remedies (“Transferee”) shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, with respect to any payments or deliveries under the Agreement; provided, further, that (A) Counterparty shall not, as a result of such transfer or assignment, be required to pay Dealer or Transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement, (B) Counterparty shall not, as a result of such transfer or assignment, receive a payment from which an amount has been withheld or deducted, on account of a Tax under Section 2(d)(i) of the Agreement and (C) Dealer or Transferee shall provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that the results described in clauses (A) and (B) will not occur upon or after such transfer or assignment.

[Notwithstanding anything to the contrary in the Paragraph above, to the extent that Physical Settlement or Net Share Settlement applies to the Transaction or a portion thereof, such Transaction or portion thereof shall, effective two Local Business Days prior to the related Settlement Date, be deemed to be automatically assigned by Dealer to a U.S. broker-dealer affiliate of Dealer designated by Dealer (the “Designated Assignee”), and delivery of Shares by Counterparty in connection with such Physical Settlement or Net Share Settlement shall be made to an account of such Designated Assignee, as advised by Dealer. Dealer shall be discharged of its obligations to Counterparty only to the extent of the Designated Assignee’s performance. Counterparty and the Designated Assignee hereby waive any and all rights each such party may have to set-off delivery or payment obligations it owes to the other such party under any Transaction against any delivery or payment obligations owed to it by the other such party, whether arising under the Agreement, under any other agreement between such parties, by operation of law or otherwise.][1]

1 NTD: To include in BNY confirm.

3. Calculation Agent:	Dealer whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

4. Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5.         Offices:

            The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party

            The Office of Dealer for the Transaction is: [New York][●]

6.         Notices: For purposes of this Confirmation:

(a)         Address for notices or communications to Counterparty:

Kimco Realty Corporation

500 North Broadway, Suite 201

Jericho, New York, 11753

Attention: Chief Financial Officer

(b)         Address for notices or communications to Dealer:

              [INSERT DEALER NAME AND NOTICE INFORMATION]

7.         Other Provisions:

(a)         Conditions to Effectiveness. This Transaction shall be effective if and only if Shares are sold by the Agent acting as forward seller for Dealer on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the Hedge Completion Date, this Transaction shall remain effective with respect to any Shares that had been sold by the Agent acting as forward seller for Dealer on or after the Trade Date and prior to such termination.

(b)         Sales Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Sales Agreement. Counterparty hereby agrees to comply with its covenants contained in the Sales Agreement as if such covenants were made in favor of Dealer.

(c)         Interpretive Letter. Counterparty agrees and acknowledges that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act, and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d)         Agreements and Acknowledgments Regarding Shares.

(i)         Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii)         Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii)         Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.

(iv)         Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.

(v)         In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of this Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate.

(e)         Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i)           Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is not entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act. In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(ii)         It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period shall comply with the requirements of Rule 10b5-l(c)(l)(i)(B) under the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5‑l(c). Counterparty acknowledges that (i) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (ii) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b‑5 under the Exchange Act.

(iii)         Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv)         During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b‑18) effected pursuant to Rule 10b-18(b)(4) during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v)         Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi)         Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting, in each case, the requirements of an exception set forth in each of Rules 101(b) and 102(b) of Regulation M that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii)         Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii)        Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of this Transaction or its performance of the terms hereof.

(ix)        Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815‑40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x)           Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi)          To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or Article IV of the Articles of Restatement of Counterparty, as may be amended and supplemented from time to time (the “Charter”); provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-dealer.

(xii)       No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii)       Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose.

(xiv)        Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv)         Ownership positions of Counterparty’s common stock held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (where Dealer and such affiliates have no economic interest in such positions) do not constitute “ownership” by Dealer, and Dealer shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article IV of the Charter, as amended and supplemented, except for purposes of Section B(4)(f) thereof.

(xvi)       Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD50 million as of the date hereof.

(f)         Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i)         Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under this Transaction that is greater than a rate equal to [●] basis points per annum (each, a “Stock Borrow Event”);

(ii)         Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii)         ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv)         Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided further that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

(v)         Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(g)         Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

(h)         Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i)         If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii)         If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i)          Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of the Transaction.

(j)       Waiver of Trial by Jury. COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k)         Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l)         Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m)        Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer.

(n)         Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o)         Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

(p)         Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for this Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(q)         Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post‑Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in Article IV of the Charter (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restriction.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

Dealer represents and warrants that, as of the Trade Date, if Dealer received the maximum number of Shares hereunder assuming both (i) Physical Settlement applies and (ii) no restrictions on the delivery of Shares hereunder were applicable, then the Counterparty Stock Ownership Restrictions would not apply so as to limit the number of Shares that Dealer could receive hereunder.

(r)         Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s)        Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.

(t)         No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that set-off solely with respect to amounts payable under this Transaction and any and all Additional Transactions governed by the Agreement shall be permissible.

(u)         Tax Matters.

(i) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(ii) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

(1) Dealer makes the following representations:

a.           [It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]

b.           [It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations][It is a broker-dealer firm registered with the Commission under the Exchange Act and is an exempt recipient under section 1.6049-4(c)(1)(ii)(I) of the United States Treasury Regulations.]

c.           [It is a limited liability company organized and existing under the laws of the State of Delaware and is treated as a disregarded entity of a New York corporation for U.S. federal income tax purposes. The Dealer’s sole member is “exempt” within the meaning of sections 1.6041-3(p) and 1.6049-4(c) of the United States Treasury Regulations from information reporting on Form 1099 and backup withholding.]

d.           [It is a bank organized under the laws of [ ]. It is a corporation for U.S. federal income tax purposes. Each payment received or to be received by Dealer in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

e.           [It is a chartered bank organized under the laws of [ ] and is treated as a corporation for U.S. federal income tax purposes.]

f.          [It is acting through a dependent agent located in the United States (including only the States thereof and the District of Columbia).It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes and each payment received or to be received by it in connection with this Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

(2) Counterparty makes the following representations:

a.           [It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]2

b.           [It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.]3

(iii) Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any FATCA Withholding Tax. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding Tax” means any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

(iv) 871(m) Protocol. To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to this Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

2 Company to confirm

3 Company to confirm

(v) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W‑9, or any successor thereto, with the “C Corporation” box checked on line 3 thereof (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become inaccurate or incorrect.

For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W‑9 or W-8ECI, or any successor thereto, with the “C Corporation” or “Corporation” box checked on line 3 or 4, respectively, thereof, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect.

(vi) Deduction or Withholding for Tax. Sections 2(d)(i), 2(d)(i)(4), 2(d)(ii)(1) and the definition of “Tax” are hereby amended by replacing the words “pay”, “paid”, “payment” or “payments” with the words “pay or deliver”, “paid or delivered”, “payment or delivery” or “payments or deliveries”, respectively.

(vii) Change of Account.  Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “change” in the fourth line thereof: “; provided that if any new account of one party is not in the same tax jurisdiction as the original account, the other party shall not be obliged to pay, for tax reasons, any greater amount and shall not be obliged to accept any lesser amount as a result of such change than would have been the case if such change had not taken place.”

(v)         Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

(w)        Other Forwards / Dealers. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more other dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

(x)         Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.

(y)         Counterparts.

(i) Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

(ii) Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Confirmation by e-mail.

[(z) US Resolution Stay Protocol.]4

4 NTD: To be included if dealer so requires.

The parties agree that the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”) page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity” and for the avoidance of doubt shall be the only Counterparty Entity. In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1- 7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to [●] at [DEALER NAME].

Yours sincerely,

[DEALER NAME]

By:
Name: Title:

Confirmed as of the date first above written:

KIMCO REALTY CORPORATION

By:
Name:
Title:

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.00
[●]	USD [●]
[●]	USD [●]
[●]	USD [●]
[●]	USD [●]
[●]	USD [●]
[●]	USD [●]

ANNEX A

PRICING SUPPLEMENT

[DEALER NAME AND ADDRESS]

Kimco Realty Corporation

500 North Broadway, Suite 201

Jericho, New York, 11753

Attention: Chief Financial Officer

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [ ], 20[ ] (the “Confirmation”) between Kimco Realty Corporation, (“Counterparty”) and [DEALER NAME] (“Dealer”).

For all purposes under the Confirmation,

(a)         the Hedge Completion Date is [      ];

(b)         the Number of Shares shall be [      ], subject to further adjustment in accordance with the terms of the Confirmation;

(c)         the Initial Forward Price shall be USD [      ]; and

(d)         the Final Date shall be [      ].

Very truly yours, [DEALER NAME] By: Name: Title:

A-2-2

Confirmed as of the date first above written:

KIMCO REALTY CORPORATION

By:
Name: Title:

Annex B

FORM OF SALE INSTRUCTION

From: Kimco Realty Corporation

To: [NAME(S) AND ADDRESS(ES) OF AGENT(S)/FORWARD SELLER(S)/FORWARD

PURCHASERS(S)]

Subject: ATM Sale Instruction Notice

Ladies and Gentlemen:

Reference is made to the Equity Sales Agreement, dated August 17, 2021 (the “Agreement”), among the Company, the Agents, the Forward Sellers and the Forward Purchasers party thereto. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement [or the Form of Registered Forward Confirmation set forth in Annex [●] (the “Form Confirmation”) to the Agreement.]5

The Company wishes that [●]6 offer and sale Shares on the following terms:

Sales as:	[Agent][7] [Forward Seller][8]

First Trading Day on which Shares are to be sold:	[●], 20[●]

Contemplated last Trading Day on which Shares are to be sold – i.e., latest scheduled Hedge Completion Date:	[●], 20[●]

Aggregate Maximum [number][amount] of Shares to be sold:	[$][●] [Shares]

Minimum price per Share:[9]	$[●]

Commission:	[●]%

[Spread:	[●]%][10]

5 Include in Sale Instruction for a forward

6 Insert name of Agent or Forward Seller

7 Include if Sale Instruction relates to direct sales

8 Include if Sale Instruction relates to a forward

9 Adjustable by the Company during the Forward Hedge Selling Period.

10 Include if Sale Instruction relates to a forward

[Minimum stock loan fee for any Additional Adjustments:	[●] basis points][11]

[Stock Borrow Event threshold:	[●] basis points][12]

[Final Date:	[●], 20[●]][13]

[Forward Price Reduction Dates / Amounts ($):	[●], 20[●] / $[●] [●], 20[●] / $[●]][14]

[Other Deviations from Form Confirmation:	[●]][15]

11 Include if Sale Instruction relates to a forward

12 Include if Sale Instruction relates to a forward

13 Include if Sale Instruction relates to a forward

14 Include if Sale Instruction relates to a forward

15 Include if Sale Instruction relates to a forward